                                                                     EXHIBIT 5.1

[KAYE SCHOLER LLP LETTERHEAD]


                                February 12, 2004

Spanish Broadcasting System, Inc.
 and the Subsidiary Guarantors
 Listed on Schedule A hereto
2601 South Bayshore Drive, PH II
Coconut Grove, Florida 33133

            Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

      We have acted as counsel to Spanish Broadcasting System, Inc. (the "Company") and each of its subsidiary guarantors identified on Schedule A hereto (the "Subsidiary Guarantors" and together with the Company, the "Registrants") in connection with (i) the Company's registration of shares of its 10-3/4% Series B Cumulative Exchangeable Redeemable Preferred Stock (the "Series B Preferred Stock") and its offer to exchange (the "Exchange Offer") its registered Series B Preferred Stock for shares of the Company's unregistered 10-3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock (the "Series A Preferred Stock"), (ii) the registration of such indeterminate principal amount of the Company's 10-3/4% Subordinated Exchange Notes due 2013 (the "Exchange Notes") as may become issuable upon the exchange of the Series B Preferred Stock, as adjusted for stock splits, stock dividends or similar transactions and (iii) the registration of guarantees ("Guarantees") by the Subsidiary Guarantors of the Company's obligations under the Exchange Notes, in each case, pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement".

      In rendering our opinion herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including but not limited to, the Certificate of Designations setting forth the Voting Power, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of the Series B Preferred Stock (which includes therein a form of Indenture (the "Form of Indenture") pursuant to which the Exchange Notes would be issued) (the "Certificate of Designations") and the Purchase Agreement dated October 15, 2003 among, the Company, the Subsidiary Guarantors, Merrill Lynch, Pierce Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Lehman Brothers Inc. (collectively, the "Documents").

Spanish Broadcasting System, Inc.      2                       February 12, 2004
 and the Subsidiary Guarantors
 Listed on Schedule A hereto

      In our examination of the Documents and in rendering the opinion set forth below, we have assumed, without independent investigation (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all of the latter documents and the legal capacity of all individuals who have executed any of the documents which we examined, (ii) that the Registrants are each duly incorporated and in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to execute and deliver the Documents and to consummate the transactions contemplated thereby, (iii) that the Registrants have taken all necessary corporate action to authorize the Documents and the transactions contemplated thereby and that each Document has been duly authorized, executed and delivered by the Registrants, which are a party thereto, and the other parties to each such Document, (iv) that the execution and delivery by the parties of each Document and the consummation by each party of the transactions contemplated thereby do not violate or result in a breach of or default under the party's certificate or articles of incorporation or by-laws, or any applicable law, (v) the indenture pursuant to which the Exchange Notes and Guarantees will be issued (the "Indenture"), when authorized, executed and delivered by the Registrants and the Trustee, will be substantially in the form of the Form of Indenture, (vi) that the Exchange Notes and the Guarantees, when issued, will be in substantially the form attached to the Form of Indenture and that any information omitted from any such form will be properly added, and
(vii) that none of the documents relied upon by us in rendering this opinion is subject to rescission, reformation or avoidance for fraud, duress or mistake.

      Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:

            1. When the Registration Statement is declared effective, the shares of Series B Preferred Stock, upon issuance and delivery in exchange for the consideration recited in the Registration Statement, will be validly issued, fully-paid and non-assessable.

            2. When (A) the Registration Statement has been declared effective and (B) the Indenture has been authorized, executed and delivered by the Registrants and the Trustee, (C) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (D) the Exchange Notes have been duly authorized and executed by the Company and authenticated by Wachovia Bank, N.A. (the "Trustee") in accordance with the terms of the Indenture and duly issued and delivered against exchange of the Series B Preferred Stock as described in the Registration Statement, such Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Spanish Broadcasting System, Inc.      3                       February 12, 2004
 and the Subsidiary Guarantors
 Listed on Schedule A hereto

            3. When (A) the Registration Statement has been declared effective, (B) the Indenture has been authorized, executed and delivered by the Registrants and the Trustee, (C) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the Exchange Notes have been duly authorized and executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered against exchange of the Series B Preferred Stock as described in the Registration Statement, and (E) the Guarantees have been duly authorized, executed and delivered by the Guarantors, each Guarantee of the Exchange Notes by a Subsidiary Guarantor will constitute a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

      The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and we do not express any opinion on the law of any other jurisdiction.

      We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Our opinion is rendered solely for your information in connection with the foregoing.

      This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion.

                                    Very truly yours,


                                    /s/  Kaye Scholer LLP

                                    KAYE SCHOLER LLP

                                   SCHEDULE A

Spanish Broadcasting System of California, Inc.

Spanish Broadcasting System Network, Inc.

SBS Promotions, Inc.

SBS Funding, Inc.

Alarcon Holdings, Inc.

SBS of Greater New York, Inc.

Spanish Broadcasting System of Florida, Inc.

Spanish Broadcasting System of Greater Miami, Inc.

Spanish Broadcasting System of Puerto Rico, Inc. (Delaware)

Spanish Broadcasting System, Inc. (New Jersey)

Spanish Broadcasting System of Illinois, Inc.

Spanish Broadcasting System of San Antonio, Inc.

Spanish Broadcasting System Finance Corporation

Spanish Broadcasting System SouthWest, Inc.

Spanish Broadcasting System - San Francisco, Inc.

Spanish Broadcasting System of Puerto Rico, Inc. (Puerto Rico)